SUBSIDIARIES OF PRAXAIR, INC.

Praxair, Inc. and Subsidiaries

EXHIBIT 21.01

The following is a list of the Company’s subsidiaries, including unconsolidated affiliates, as of December 31, 2007.

Place of Incorporation
3R Associati S.p.A.	Italy
640733 British Columbia Ltd.	British Columbia
A. I. C. E. Reti S.c.a.r.l.	Italy
Accent Cay Holdings Inc.	British Virgin Islands
Agas Servizi S.r.l.	Italy
Ambuthirtha Power Pvt. Ltd.	India
American Home Oxygen and Hospital Equipment, Inc.	Florida
AMKO Service Company	Ohio
Andaluza de Gases S.A.	Spain
Antwerpse Chemische Bedrijven (LCB) N. V.	Belgium
Argim Ltd.	Israel
Arroweld Italia S.p.A.	Italy
Asistencia Tecnologica Medioambiental, S.A.	Spain
Asistir Ltda.	Colombia
Augusta Company Limited	Thailand
Beijing Praxair Huashi Carbon Dioxide Co., Ltd.	China
Beijing Praxair, Inc.	China
Bieffe Saldatura S.r.l.	Italy
Calizas Elycar, S.L.	Spain
Cane Welding Supply Ltd.	Canada
Carbitalia S.p.A.	Italy
Carbonorte S.L.	Spain
Carburo del Cinca, S.A.	Spain
Caring Medical Supply Corp.	Pennsylvania
Carolina Home Care, Inc.	South Carolina
Casa di cura Villa Erbosa S.p.A.	Italy
CBI Investments, Inc.	Delaware
Chanceller Servicos de Lavanderia Industrial Ltda.	Brazil
Chemgas S.r.l.	Italy
Cliffside Helium, L.L.C.	Delaware
Cliffside Refiners, L.P.	Delaware
Clifford F. Schultze & Co.	Illinois
Coatec Gesellschaft für Oberflächenveredelung mbH & Co. KG	Germany
Compressions Gas Tecnic S.r.l.	Italy
Coan Service S.r.l.	Italy
Consorcio Gemini	Brazil
Ltd.	British Columbia

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Praxair, Inc. and Subsidiaries

EXHIBIT 21.01

Place of Incorporation
Consorgas S.r.l.	Italy
Consorzio Tuscia Energia	Italy
Constructors Lix da Cuna S.A.	Brazil
Consultora Rynuter S. A.	Uruguay
Craig Home Care, Inc.	Texas
Cryo Teruel S.A.	Spain
Cylmaint N.V.	Belgium
D'Angelo S.p.A.	Italy
Dayvault's Home Medical, Inc.	North Carolina
Distribuidora Mexicana de Criogénicos, S.A. de C.V.	Mexico
Doctors Choice Home Medical Equipment of Largo, Inc.	Florida
Domolife S.r.l.	Italy
Dryce Italia S.r.l.	Italy
EIVA AS	Norway
EIVA EIENDOM AS	Norway
ESA S.r.l.	Italy
Eubask, S. L.	Spain
FAS S.r.l.	Italy
Ferrygas, S.A.	Spain
Flarco S.r.l.	Italy
Fred E. McGilberry & Associates, Inc.	Texas
Gas Lucchetta S.r.l.	Italy
Gas Tecnici Foligno S.r.l.	Italy
Gascarbo SAIC	Argentina
Gases de Ensenada S.A.	Argentina
Gases Tachira S.A.	Venezuela
Gases Valles del Tuy S.A.	Venezuela
General Gas S.r.l. Current	Italy
Globos Properties S.a.r.l.	Luxembourg
GNL Gemini Comercializacao e Logistica de Gas Ltda.	Brazil
Grenslandgas G.m.b.H.	Germany
Grupo Praxair, S. de R.L. de C.V.	Mexico
HCS Holdings, Inc.	Delaware
Helium Centre Pte. Ltd.	Singapore
Hielo Seco Srl.	Bolivia
Home Care Medical, Inc.	Florida
Home Care Supply, Inc.	Delaware
Home Care Supply, L.L.C.	Texas
Home Hospital Services, Inc.	Texas
Hobart Industrial Gases and Supplies, Inc.	Indiana
I.T.A. S.r.l.	Italy
Iberica del Carbonico S.A. (Ibercasa)	Spain

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Praxair, Inc. and Subsidiaries

EXHIBIT 21.01

Place of Incorporation
IGAT - Industria Gas Tecnici S.p.A.	Italy
Industria Paraguaya de Gases S.A.	Paraguay
Industrias Reunidas de Plastico e Mineracao S. A.	Brazil
Ingemedical Ltda.	Colombia
Integrar Comercio e Servicos Industriais Ltda.	Brazil
International Cryogenic Equipment Corporation	Delaware
Istragas Gas Tecnici e Petroliferi D.o.o.	Slovenia
Italargon S.r.l.	Italy
Jalopy Shoppe, Inc.	Texas
Jamaica Oxygen & Acetylene Limited	Jamaica
Jindal Praxair Oxygen Company Private Limited	India
Julio Pastafiglia & Cia. S.A.	Argentina
Kelvin Finance Company Limited	Ireland
Korea Liquid Carbonic Co., Ltd.	Korea
Kosmoid Finance	Ireland
Kosmoid Finance (UK) Limited	United Kingdom
Kunshan Praxair Co., Ltd.	China
L. Clausen & Cia. Srl	Argentina
Lake County Medical Gas, Inc.	Illinois
Lida S.A.S.	France
Liquid Carbonic Corporation	Delaware
Liquid Carbonic del Paraguay S.A.	Paraguay
Liquid Carbonic LNG International, Inc.	Delaware
Liquid Carbonic of Oklahoma, Inc.	Oklahoma
Liquid Ltda.	Brazil
Liquido Carbonico Colombiana S.A.	Colombia
Lo-Cost Gas Ltd.	British Columbia
M-R Medical, Inc.	Texas
Magaldi Gas Tecnici S.r.l.	Italy
Magaldi Life S.r.l.	Italy
Malaysian Industrial Gas Company Sdn. Bhd.	Malaysia
Mathews Chemical & Supply Co.	California
Maxima Air Separation Center Limited	Israel
Maxima Medical Ltd.	Israel
McGaughey-Cresswell-Mann, Inc.	Texas
Medi-Rents Business Trust	Massachusetts
Medi-Rents of Maine, Inc.	Massachusetts
Medi-Rents, Inc.	Massachusetts

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Praxair, Inc. and Subsidiaries

EXHIBIT 21.01

Place of Incorporation
Medical Center Pharmacy of Boston, Inc.	Massachusetts
Medical Gases S. R. L	Argentina
Medigas Italia S.r.l.	Italy
MetFabCity Inc.	Delaware
Neotex Solucoes Ambientais Ltda.	Brazil
Newbridge Surgical Supplies, Inc.	New York
Nitraco N.V.	Belgium
Nitrogen Services, Inc.	Delaware
Nitropet, S.A. de C.V.	Mexico
Novigas - Consorzio con Attivita Esterna	Italy
Nuova Illafor S.r.l.	Italy
Nupharm, Inc.	Texas
O2 Investments, Inc.	Texas
O3 Investments, Inc.	Virginia
Old Danford S.A.	Uruguay
Oriol S.r.l.	Italy
Orobie Energia S.c.r.l.	Italy
Oxigeno del Norte S.A.	Spain
Oxigenos Camatagua, C. A.	Venezuela
Oxigenos de Colombia Ltda.	Colombia
Oximesa S.L.	Spain
Oxinorte Operaciones S.A.	Spain
Oxirent Argentina S. A.	Argentina
Oxygene Industriel Girardin, Inc.	Canada
P.T. Maharani Praxair Cilegon (MPC)	Indonesia
Panservice S.r.l.	Italy
Pittsburg Production, LLC	Delaware
Praxair & M. I. Services France S.a. r. l.	France
Praxair & M.I. Services, S.r.l.	Italy
Praxair (Beijing) Semiconductor Gases Co., Ltd.	China
Praxair (China) Investment Co., Ltd.	Peoples Republic of China
Praxair (Guangzhou) Industrial Gases Co., Ltd.	China
Praxair (Huizhou) Industrial Gases Limited	China
Praxair (Nanjing) Carbon Dioxide Co., Ltd.	China
Praxair (Nanjing) Gases Co., Ltd.	China
Praxair (Shanghai) Co., Ltd.	China
Praxair (Shanghai) Semiconductor Gases Co., Ltd.	China
Praxair (Shanghai) Trading Co., Ltd.	China
Praxair (Thailand) Company Limited	Thailand
Praxair (Wuhan), Inc.	China

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Praxair, Inc. and Subsidiaries

EXHIBIT 21.01

Place of Incorporation
Praxair (Yueyang) Co., Ltd.	Peoples Republic of China
Praxair Alberta Ltd.	Alberta
Praxair Alberta Partnership	Alberta
Praxair Argentina S.R.L.	Argentina
Praxair Asia, Inc.	Delaware
Praxair Australia Pty Limited	Australia
Praxair B.V.	Netherlands
Praxair Bolivia Ltda.	Bolivia
Praxair Canada Inc.	Canada
Praxair Carbondioxide Private Limited	India
Praxair Chemax Semiconductor Materials Co. Ltd.	Taiwan
Praxair Chile Ltda.	Chile
Praxair Costa Rica, S.A.	Costa Rica
Praxair Deer Park Cogen, Inc.	Delaware
Praxair Deutschland GmbH & Co. KG	Germany
Praxair Deutschland Holding GMBH & Co. KG	Germany
Praxair Distribuciones, S.C.A.	Venezuela
Praxair Distribution Southeast, LLC	Delaware
Praxair Distribution, Inc.	Delaware
Praxair do Brasil Ltda.	Brazil
Praxair e Companhia - Comércio e Serviços	Portugal
Praxair E-Services Private Limited	India
Praxair Employees Association of Danbury, Inc.	Connecticut
Praxair Energy Resources, Inc.	Delaware
Praxair Energy Services, Inc.	Delaware
Praxair España, S.L.	Spain
Praxair Euroholding, S. L.	Spain
Praxair Europe Finance-Consultadoria e Projectos Lda.	Portugal
Praxair Fray Bentos S.C.A.	Uruguay
Praxair Free Trade Zone Costa Rica, Ltd.	Costa Rica
Praxair Gases Alberta Ltd.	Alberta
Praxair GmbH	Germany
Praxair Healthcare Services of Indiana, LLC	Delaware
Praxair Healthcare Services, Inc.	Delaware
Praxair Holding Company	Nova Scotia
Praxair Holding Latinoamerica, S.L.	Spain
Praxair Holding N.V.	Belgium
Praxair Holdings International, Inc.	Delaware
Praxair Hungary Kft	Hungary
Praxair Hydrogen Supply, Inc.	Delaware
Praxair Iberica, S.A.	Spain
Praxair India Private Limited	India

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Praxair, Inc. and Subsidiaries

EXHIBIT 21.01

Place of Incorporation
Praxair Industrias S. de R.L. de C.V.	Mexico
Praxair Industriegase GmbH & Co. KG	Germany
Praxair Industriegase Verwaltungs GmbH	Germany
Praxair International Finance	Ireland
Praxair Investments B.V.	Netherlands
Praxair K.K.	Japan
Praxair Korea Company, Limited	Korea
Praxair Latin America Holdings LLC	Delaware
Praxair Luxembourg Finance S.a.r.l.	Luxembourg
Praxair Management Services, Inc.	Delaware
Praxair Maritime Company	Nova Scotia
Praxair Mexico, S. de R.L. de C.V.	Mexico
Praxair Mexico Holdings S. de R.L. de C.V.	Mexico
Praxair MRC S.A.S.	France
Praxair N.V.	Belgium
Praxair Pacific Ltd.	Mauritius
Praxair Paraguay S.R.L.	Paraguay
Praxair Partnership	Delaware
Praxair PC Partnership - Association Praxair PC	Canada
Praxair Peru S.R.L.	Peru
Praxair Philippines, Inc.	Philippines
Praxair PHP S.A.S.	France
Praxair Plainfield, Inc.	Delaware
Praxair Polska Sp. z o.o.	Poland
Praxair Portugal Gases S.A.	Portugal
Praxair Produccion España, S.L.	Spain
Praxair Puerto Rico B. V.	Netherlands
Praxair Puerto Rico LLC	Delaware
Praxair Qingdao Co., Ltd.	Peoples Republic of China
Praxair S.A.S.	France
Praxair S.r.l.	Italy
Praxair S.T. Technology, Inc.	Delaware
Praxair Sante SAS	France
Praxair Services (UK) Limited	United Kingdom
Praxair Services Canada Inc.	Ontario
Praxair Services GmbH & Co. KG	Germany
Praxair Services, Inc.	Texas
Praxair Shanghai Meishan Inc.	China
Praxair Shaogang (Guangdong) Co., Ltd.	China
Praxair Shaogang Co., Ltd.	China
Praxair Sixon (Anhui) Industrial Gases Co., Ltd.	China
Praxair Soldadura S.L.	Spain

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Praxair, Inc. and Subsidiaries

EXHIBIT 21.01

Place of Incorporation
Praxair Sudamerica S.L.	Spain
Praxair Surface Holdings SARL	France
Praxair Surface Technologies (Europe) S.A.	Switzerland
Praxair Surface Technologies Co., Ltd.	Korea
Praxair Surface Technologies do Brasil Ltda.	Brazil
Praxair Surface Technologies España, S.A.	Spain
Praxair Surface Technologies G.m.b.H.	Germany
Praxair Surface Technologies K.K.	Japan
Praxair Surface Technologies Limited	United Kingdom
Praxair Surface Technologies Mexico, S.A. de C.V.	Mexico
Praxair Surface Technologies Pte. Ltd.	Singapore
Praxair Surface Technologies S.A.S.	France
Praxair Surface Technologies S.r.L.	Italy
Praxair Surface Technologies, Inc.	Delaware
Praxair Taiwan Co., Ltd.	Taiwan
Praxair Technology Solutions, Inc.	Delaware
Praxair Technology, Inc.	Delaware
Praxair UK Limited	United Kingdom
Praxair Uruguay Ltda.	Uruguay
Praxair Venezuela Sociedade en Comandita por Acciones	Venezuela
Praxair Verwaltungs GmbH	Germany
Praxair-Ozone, Inc.	Delaware
Praxair.com GmbH	Switzerland
Premetal S.r.l.	Italy
Prerreducidos Vizcaya AIE.	Spain
Prerreducidos Bizkaia 1, S.A.	Spain
Production Praxair Canada Inc.	Canada
Productos Especiales Quimicos, S.A. de C.V.	Mexico
Pyronics S.A.	Belgio
Quality Health Systems, Inc.	New York
Quimica Basica, S.A.	Spain
R.S.L.S. con S.a.r.l. (name change from R.S.B. S.c.r.l.)	Italy
Rapidox Gases Industriais Ltda.	Brazil
Ravenna Servizi Industriali S.C.p.A.	Italy
RBG Comercio de Metais Ltda.	Brazil
Rettifiche F.C.F. S.r.l.	Italy
Rhee (Beheer) B.V.	Netherlands
Rivoira S.p.A.	Italy
Rivoira Siad Servizi S. Con S.A.R.L.	Italy
Safex AS	Norway
S. E. B. S.c.r.l.	Italy
S.B.S. Bakeware Technologies S.L.	Spain
Sauerstoff und Stickstoffrohrleitungs	Germany

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Praxair, Inc. and Subsidiaries

EXHIBIT 21.01

Place of Incorporation
Seoul Cold Air Products Co., Ltd.	Korea
SGX Services Inc.	Ontario
Shanghai Chemical Industry Park Industrial Gases Co., Ltd.	China
Shanghai Praxair Baosteel, Inc.	China
Shanghai Praxair-Yidian Inc.	China
SIAD Austria GmbH	Austria
SIAD Bulgaria ood	Bulgaria
SIAD Czech spol. s r.o.	Czech Republic
SIAD Healthcare S.p.A.	Italy
SIAD Hungary KFT	Hungary
SIAD Macchine Impianti S.p.A.	Italy
SIAD Romania s.r.l.	Rumania
SIAD Servizi S.r.l.	Italy
SIAD Slovakia spol. s r.o.	Slovakia
Sinopal Pte. Ltd.	Singapore
Smeding B. V.	Netherlands
Sociedade Portuguesa de Oxigenio Ltda.	Portugal
Societa Azionaria Miniere Anidride Carbonica S.A.M.A.C.	Italy
S.p.A.
Societa Italiana Acetilene e Derivati S.p.A.	Italy
Soudobeam S. A.	Belgium
Stabiagas ASA S.r.l.	Italy
Summania S.r.l.	Italy
Suncoast Medical Oxygen, Inc.	Florida
Sure/Arc Welding Supply (1977) Ltd.	Canada
TAFA Incorporated	Delaware
Tecno Project Industriale S.r.l.	Italy
Tecnoservizi Ambientali S.r.l.	Italy
Thai Carbonic Company, Ltd.	Thailand
The Infusion Network of Louisiana, Inc.	Louisiana
Tianjin Praxair, Inc.	China
Tongling Praxair Co., Ltd.	China
Topaz Consultora S.A.	Uruguay
Tradewinds Insurance Limited	Bermuda
Praxair Precision Components, Inc.	Arizona
Tri-Parish Rental, Inc.	Louisiana
Vidum Simonsen AS	Norway
Vinyard Engine Systems, Inc.	Nevada
Waldron and Kern, Inc.	Texas
Welco-CGI Gas Technologies, LLC	Delaware
Wescott Enterprises, Inc.	South Carolina
Westair Cryogenics Company	Delaware

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Praxair, Inc. and Subsidiaries

EXHIBIT 21.01

Place of Incorporation
Westair Cryogenics Holding Company	Delaware
Westair Gas and Equipment, L.P.	Texas
White Martins de Camacari S.A.	Bahia
White Martins e Companhia - Comércio e Serviços	Portugal
White Martins e White Martins Comércio e Serviços	Portugal
White Martins Gases Industriais do Nordeste S.A.	Brazil
White Martins Gases Industriais do Norte S.A.	Brazil
White Martins Gases Industriais Ltda.	Brazil
White Martins Investimentos Ltda.	Brazil
White Martins Steel Commercial Ltda.	Brazil
Withrow Oxygen Service, Inc.	California
WMTM Equipamentos de Gases Ltda.	Brazil
Yara Praxair AB	Denmark
Yara Praxair A/S	Denmark
Yara Praxair AS	Norway
Yara Praxair Holding AS	Norway
Yara Praxair Holding Danmark A/S	Denmark